Exhibit 21

BOYKIN LODING COMPANY
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2002

Name	State	Ownership Percent

Boykin Hotel Properties, L.P. (“BHPLP”)	Ohio	85%

Red Lion Inns Operating L.P.	Delaware	100% (by BHPLP)

BoyStar Ventures, L.P.	Ohio	91% (by BHPLP)

Shawan Road Hotel L.P.	Maryland	91% (by BHPLP)

Boykin San Diego L.L.C	Ohio	91% (by BHPLP)

RadBoy Mt. Laurel L.L.C	Ohio	100% (by BHPLP)

Boykin Kansas City L.L.C	Ohio	100% (by BHPLP)

Boykin/AEW LLC (“BOYAEW”)	Delaware	25% (by BHPLP)

Boykin Chicago, LLC (“Boykin Chicago”)	Ohio	75% (by BOYAEW)

Boykin Chicago, LLC	Ohio	25% (by BHPLP)

71 E. Wacker Leasing, Inc.	Delaware	100% (by Boykin Chicago)

Boykin Holding, LLC	Delaware	100% (by BHPLP)

Boykin San Antonio, LLC	Delaware	100% (by BHPLP)

Boykin Southfield, LLC	Delaware	100% (by BHPLP)

Boykin Berkeley, LLC	Delaware	100% (by BHPLP)

Boykin Buffalo, LLC	Delaware	100% (by BHPLP)

Boykin Cleveland, LLC	Delaware	100% (by BHPLP)

Boykin Crabtree, LLC	Delaware	100% (by BHPLP)

Boykin Ft. Myers, LLC	Delaware	100% (by BHPLP)

Boykin Lake Norman I, LLC	Delaware	100% (by BHPLP)

Boykin Lake Norman II, LLC	Delaware	100% (by BHPLP)

Boykin Knoxville, LLC	Delaware	100% (by BHPLP)

BoyCon, LLC (“BoyCon”)	Delaware	50% (by BHPLP)

BoyCon Leasing, Inc.	Ohio	100% (by BoyCon)

BellBoy, Inc. (“BellBoy”)	Delaware	100% (by BHPLP)

White Sands Villas Development, LLC	Delaware	100% (by BellBoy)

BeachBoy, LLC	Delaware	100% (by BellBoy)

Sanibel View Development, LLC	Delaware	100% (by BellBoy)

Minneapolis Leasing, LLC	Delaware	100% (by BellBoy)

Kansas City Leasing, LLC	Delaware	100% (by BellBoy)

Berkeley Leasing, LLC	Delaware	100% (by BellBoy)

Buffalo Leasing, LLC	Delaware	100% (by BellBoy)

Cleveland Leasing, LLC	Delaware	100% (by BellBoy)

Crabtree Leasing, LLC	Delaware	100% (by BellBoy)

Fort Myers Leasing, LLC	Delaware	100% (by BellBoy)

Lake Norman I Leasing, LLC	Delaware	100% (by BellBoy)

Lake Norman II Leasing, LLC	Delaware	100% (by BellBoy)

Knoxville Leasing, LLC	Delaware	100% (by BellBoy)

Westboy LLC	Delaware	100% (by BellBoy)

Highpoint Leasing, LLC	Delaware	100% (by BellBoy)

Columbus Leasing, LLC	Delaware	100% (by BellBoy)

Melbourne Q Leasing, LLC	Delaware	100% (by BellBoy)

Melbourne H Leasing, LLC	Delaware	100% (by BellBoy)

French Lick Leasing, LLC	Delaware	100% (by BellBoy)

Name	State	Ownership Percent

Mt. Laurel Leasing, LLC	Delaware	100% (by BellBoy)

San Antonio Leasing, LLC	Delaware	100% (by BellBoy)

Southfield Leasing, LLC	Delaware	100% (by BellBoy)

Hunt Valley Leasing, Inc.	Delaware	100% (by Shawan Road Hotel L.P)